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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus of Global Partners LP for the registration of up to $375,000,000 of 6.25% Senior Notes due 2022, and to the incorporation by reference therein of our report dated March 31, 2014, except for Note 24, as to which the date is February 27, 2015, with respect to the consolidated financial statements and schedule of Global Partners LP, included in its Current Report on Form 8-K dated February 27, 2015, and our report dated March 31, 2014, with respect to the effectiveness of internal control over financial reporting of Global Partners LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm